Exhibit 32.1

Certification of the Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended quarterly report of Liberty Silver Corp. (the "Company") on Form 10-Q/A for the fiscal period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), R. Geoffrey Browne, the Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ R. Geoffrey Browne
Chief Executive Officer

Date: February 28, 2013